SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1)

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[X]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

ASA GOLD AND PRECIOUS METALS LIMITED

(Name of Registrant as Specified In Its Charter)

LITIGATION COMMITTEE OF THE BOARD OF ASA GOLD AND PRECIOUS METALS LIMITED

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1.	Title of each class of securities to which transaction applies:
2.	Aggregate number of securities to which transaction applies:
3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4.	Proposed maximum aggregate value of transaction:
5.	Total fee paid:

[ ]	Fee paid previously with preliminary proxy materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid: _______________________________________

	2)	Form, Schedule or Registration Statement No.: _______________________________________

	3)	Filing Party: _______________________________________

	4)	Date Filed: _______________________________________

On May 2, 2025, the Litigation Committee of the Board of Directors of ASA Gold and Precious Metals Limited (the “Litigation Committee”) filed a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (the “Proxy Statement”) in connection with the solicitation of proxies from the shareholders of ASA Gold and Precious Metals Limited (the “Fund”) at an upcoming special general meeting of shareholders (“Special Meeting”) requisitioned by Saba Capital Management, L.P. on April 7, 2025.
This Amendment No. 1 to Schedule 14A (the “Amendment”) is being filed by the Litigation Committee to amend the Proxy Statement. The Amendment has the effect of withdrawing or otherwise cancelling the Proxy Statement.  The Litigation Committee never filed a definitive version of the Proxy Statement, nor did it deliver the Proxy Statement directly to shareholders of the Fund.